Exhibit 5.1

November 16, 2018

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

Re:	Catalent, Inc. – Registration Statement on Form S-8 of an aggregate of 19,400,000 shares of Catalent, Inc. Common Stock (the “Shares”)

Ladies and Gentlemen:

We have acted as counsel to Catalent, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of 15,600,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable under the Catalent, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”) and 3,800,000 shares of Common Stock issuable under the Catalent, Inc. 2019 Employee Stock Purchase Plan (together with the 2018 Plan, the “Plans”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, the Plans and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the authenticity of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company (and the consideration therefore received) in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ Morgan, Lewis & Bockius LLP